Exhibit 10.2

THE MARKED PORTIONS OF THIS AMENDMENT HAVE BEEN OMITTED

AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO

A REQUEST FOR CONFIDENTIAL TREATMENT

April 21, 2004

VIA ELECTRONIC MAIL/FIRST CLASS MAIL

Mr. Myles Cyr

Carnival Corporation

3655 NW 87th Avenue

Miami, FL 33178

Re: Seventh Amendment to Interactive Television System Agreement dated February 20, 2001, by and between Allin Interactive Corporation and Carnival Cruise Lines (hereinafter “Fourth Amendment”)

Dear Myles:

This letter is to amend the Interactive Television System Agreement (“the Agreement”) dated February 20, 2001, by and between Allin Interactive Corporation (“Allin”) and Carnival Cruise Lines (“CCL”). Capitalized terms shall have the meaning as set forth in Section 1 of that Agreement.

Whereas, Section 9.2 of the Agreement set forth terms for support services; and

Whereas, the parties desire to amend Section 9.2 effective April 1, 2004;

Now, therefore, Section 9.2 – Support Services shall read as follows:

(a) During the Warranty Period, for support services which are not covered by the warranty of performance pursuant to in Section 9.1 above, CCL will pay Allin for any such support services on a time and materials basis.

(b) Commencing on the first day following the expiration of the Warranty Period and continuing through the end of the then current calendar year, CCL shall pay to Allin on a time and materials basis at an hourly rate of $[REDACTED – CONFIDENTIAL TREATMENT REQUESTED] for support services provided by Allin. Subject to CCL’s payment of any amounts due under this Section 9.2(b), Allin will provide the level of support services set forth on Schedule 9.2(b). Allin shall invoice CCL at the completion of every month for the actual hours used in the month.

Prior to the end of every calendar year, the parties agree to meet and discuss in good faith the then current levels and prices of Support Services to determine whether CCL or Allin desires that the level of Support Services be revised and the appropriate fee changes relating thereto.

In witness whereof, this Amendment has been duly executed by the parties hereto as of the date first above written.

Allin Interactive Corporation

By:	/s/ RICHARD W. TALARICO

Its:	Chairman & CEO

Carnival Cruise Lines, a division of Carnival Corporation

By:	/s/ MYLES CYR

Its:	VP – CIO